Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure
The following information is provided pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure” and Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”
 On February 23, 2023, World Fuel Services Corporation issued a press release reporting its financial results for the fourth quarter and full year ended December 31, 2022.  A copy of the press release is attached hereto as Exhibit 99.1.
 This information and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 23, 2023
104	Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 23, 2023	World Fuel Services Corporation

/s/ Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer